CYLINK CORPORATION

                                  CERTIFICATION

In connection with the periodic report of Cylink Corporation (the "Company") on Form 10-Q/A for the period ended September 28, 2002 as filed with the Securities and Exchange Commission (the "Report"), I, R. Christopher Chillingworth, Vice President of Finance and Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

              (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

              (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: November 26, 2002                By:      /s/ R. Christopher Chillingworth
                                                --------------------------------
                                                R. Christopher Chillingworth
                                                Vice President of Finance and
                                                Chief Financial Officer
                                                Cylink Corporation